Exhibit 99.1

Perfect Moment Plan to Regain Compliance with Continued Listing Standards Accepted by NYSE American

LONDON–March 10, 2025–Perfect Moment Ltd. (NYSE American: PMNT), the high-performance, luxury skiwear and lifestyle brand that fuses technical excellence with fashion-led designs, has received notice of acceptance from the NYSE American of the company’s plan to regain compliance with the exchange’s continued listing requirements. The plan details the company’s strategy to regain compliance with continued listing standards for stockholders’ equity by June 11, 2026.

The exchange notified Perfect Moment on December 11, 2024, and on March 4, 2025, regarding the company’s stockholders’ equity which currently stands below the required threshold due to reported losses in recent fiscal years. These notifications and the subsequent acceptance of the company’s plan to regain compliance does not impact Perfect Moment’s current trading status, daily operations or SEC reporting.

“Acceptance of our compliance plan by NYSE American provides us a clear pathway to regaining compliance,” stated Perfect Moment president and chief creative officer, Jane Gottschalk. “We are actively pursuing a number of strategic initiatives aimed at strengthening our financial position and delivering greater value to our shareholders.”

These initiatives include the company’s expansion into the larger and faster-growing luxury outerwear market, broadening its brand appeal from the slope to the city and extending its traditional fall/winter selling season throughout the year.

The company recently announced the strengthening of its production and management team with key hires from Canada Goose to support its growth and market expansion.

Chath Weerasinghe, the company’s new CFO and COO who recently joined from Canada Goose, commented: “We continue to make significant progress across our margin expansion projects, which has included the opening of our first U.S. distribution center. This new center has enabled us to improve our operating efficiency and customer experience while lowering duty cost and outbound and return shipping cost for the U.S. market.”

As a result of these lower costs, the company reported a gross margin improvement of 273 basis points for the fiscal third quarter.

About Perfect Moment

The Perfect Moment brand was born in 1984 in the mountains of Chamonix, France. The Perfect Moment brand was relaunched by Max and Jane Gottschalk in 2012 and was acquired by the company in 2017 and 2018. Perfect Moment is a high-performance luxury skiwear and lifestyle brand. It blends technical excellence with fashion-forward designs, creating pieces that effortlessly transition from the slopes to the city, the beach, and beyond.

Initially the vision of extreme sports filmmaker and professional skier Thierry Donard, the brand was built on a sense of adventure that has sustained for over 20 years. Donard, fueled by his personal experiences, was driven by a desire to create pieces that offered quality, style and performance, pushing the wearer in the pursuit of every athlete’s dream: to experience ‘The Perfect Moment.’

In 2012, British-Swiss entrepreneurial couple Jane and Max Gottschalk took ownership of the brand. Under Jane’s creative direction Perfect Moment was injected with a new style focus, one that reignited the spirit of the heritage brand, along with a commitment to improving fit, performance and the use of best-in-class functional materials. As such, the designs evolved into distinct statement pieces synonymous with the brand as we know it today.

Today, the brand is available globally, online and at major retailers, including MyTheresa, Net-a-Porter, Harrods, Selfridges, Saks, Bergdorf Goodman and Neiman Marcus.

Perfect Moments’ global luxury ski apparel market is expected to reach $1.7 billion in 2024 and grow at a compound annual growth rate (CAGR) of 6.2% through 2032, according to Business Research Insights. Its expanding market for luxury outerwear is expected to reach $17.9 billion in 2024 and grow at a 6.7% CAGR through 2033, reports Business Research Insights.

Learn more at www.perfectmoment.com.

Important Cautions Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ from those contained in the forward-looking statements, include those risks and uncertainties described more fully in the section titled “Risk Factors” in the final prospectus for our initial public offering and in our Form 10-K for the fiscal year ended March 31, 2024, filed with the Securities and Exchange Commission. Any forward-looking statements contained in this press release are made as of this date and are based on information currently available to us. We undertake no duty to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contacts

Company Contact

Julie Robinson, Brand Director

Perfect Moment

Tel +44 7595178702

Email contact

Investor Contact

Ronald Both or Grant Stude

CMA Investor Relations

Tel (949) 432-7566

Email contact